Exhibit 2.2
Execution Version
FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT
This FIRST AMENDMENT (this “Amendment”) to the STOCK PURCHASE AGREEMENT is dated as of October 30, 2024, by and among (i) EPAM Systems, Inc., a Delaware corporation (“Buyer”), (ii) MA Monredo (Netherlands) B.V., a private limited company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“Monredo” and, solely in its capacity as the representative of the Sellers, “Sellers’ Representative”), (iii) CXNetworks N.V., a public limited company (naamloze vennootschap) organized under the laws of the Netherlands (“CEMEX” and, together with Monredo, the “Sellers”), and (iv) Neoris N.V., a public limited company (naamloze vennootschap) organized under the laws of the Netherlands (the “Company”). Each of Buyer, Sellers, Sellers’ Representative and the Company is sometimes herein referred to individually as a “Party” and collectively as the “Parties.”
Unless otherwise indicated herein, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided to such terms in the Agreement (as defined below).
RECITALS
WHEREAS, the Parties entered into that certain Stock Purchase Agreement, dated as of August 28, 2024 (the “Agreement”), setting forth the terms and conditions for the sale by the Sellers, and the purchase by Buyer, of all of the Purchased Interest; and
WHEREAS, in accordance with Section 11.6 of the Agreement, the Parties desire to amend certain provisions of the Agreement as set forth in this Amendment;
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and the intent of the Parties to be legally bound, the Parties hereto agree as follows:
1.    Interpretative Provisions and Defined Terms. Unless otherwise indicated herein, the defined terms and the rules of construction specified in the Agreement shall apply to this Amendment, mutatis mutandis, including the terms defined in the preamble and recitals hereto.
2.    Certain Amendments to the Agreement.
(a)    The Parties agree that the defined term “Forefront Rollover Payment” in Section 1.1 of the Agreement is, effective as of the date of this Amendment, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), as follows:
“Forefront Rollover Payment” means the amounts payable on December 23, 2024 ~~at Closing~~ by or on behalf of ~~the~~ Neoris USA, Inc. ~~Company~~ to ForeFront Holdings, Inc. pursuant to the First Amendment, dated as of the date hereof, and the Second Amendment, dated as of October 28, 2024, to the Membership Interest Purchase Agreement, entered into by Neoris USA, Inc., as buyer, the Company, as parent, ForeFront, LLC, as company, ForeFront Holdings, Inc., as seller and Michel Berger and Anne Marie Berger, as beneficial owners~~, on the date hereof~~ (together, the “ForeFront MIPA Amendment”).
(b)    The Parties agree that Section 6.13 of the Agreement is, effective as of the date of this Amendment, hereby amended to to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), as follows in order to correct a clerical error:
Except as set forth in ~~Section 6.11~~Section 6.13 of the Disclosure Schedule, Sellers shall cause all Intercompany Contracts to be terminated immediately prior to the Closing, and, prior to the Closing, all liabilities thereunder to be settled or satisfied, in Sellers’ sole and absolute discretion, by repayment, capital contribution, distribution, offset, or any combination of the foregoing, and, after the Closing, neither Sellers nor any of their controlled Affiliates, on the one hand, nor any of the Company Group Entities, on the other hand, shall be bound thereby or have any further liability, including liability with respect to Taxes and Tax withholding, thereunder to the other party with respect to periods prior to the Closing.
3.    Miscellaneous.
a)        The provisions of Article XI of the Agreement are incorporated into, and shall apply to, this Amendment, mutatis mutandis.
b)        Except as expressly provided herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect in each case as expressly provided herein and as set forth in the Agreement.
c)        The terms of this Amendment shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first above written.

EPAM SYSTEMS, INC.

By: /s/ Arkadiy Dobkin
Name: Arkadiy Dobkin
Title: Chief Executive Officer

[Signature Page to First Amendment to Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first above written.

MA MONREDO (NETHERLANDS) B.V.,
as a Seller and in its capacity as Sellers’ Representative

By: /s/ Leonard Kruimer
Name: Leonard Kruimer
Title: Director

[Signature Page to First Amendment to Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first above written.

CXNETWORKS N.V.

By: /s/ Omar Jorge Ochoa Castro
Name: Omar Jorge Ochoa Castro
Title: Attorney-in-fact

[Signature Page to First Amendment to Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first above written.

NEORIS N.V.

By: /s/ Roelof Oscar Prins
Name: Roelof Oscar Prins
Title: Director

[Signature Page to First Amendment to Stock Purchase Agreement]